EXHIBIT 5
[ARIAS, FABREGA & FABREGA LETTERHEAD]
June 18, 2008
Willbros Group, Inc.
Plaza 2000 Building
50th Street, 8th Floor
P. O. Box 0816-01098
Panama, Republic of Panama
Re:	Willbros Group, Inc.-Registration Statement on Form S-8 (the “Registration Statement”)
Gentlemen:
     We have acted as Panamanian counsel for Willbros Group, Inc., a Republic of Panama corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement relating to the registration of an additional 200,000 shares of Common Stock, par value $.05 per share, of the Company (the “Shares”), issuable pursuant to awards to be granted under the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan, as amended (the “Plan”).
     We have examined the Registration Statement being filed contemporaneously herewith. We have also examined and are familiar with an original or copy, the authenticity of which has been established to our satisfaction, of the Plan and all such documents, corporate records, and other instruments as we have deemed necessary to express the opinion herein set forth.
     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued pursuant to and in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.
     We are licensed to practice in the Republic of Panama and we express no opinion as to the laws of any jurisdiction other than the Republic of Panama.

June 18, 2008

     We hereby consent to the Company’s filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, ARIAS, FABREGA & FABREGA
/s/ L. W. Watson III
L. W. Watson III